EXHIBIT 10.44

RESEARCH AGREEMENT

THIS RESEARCH AGREEMENT (the “Agreement”), effective July 17, 2002 (“Effective Date”), between ACLARA BIOSCIENCES, INC., having a principal place of business at 1288 Pear Avenue, Mountain View, California 94043 (“ACLARA”) and GENENTECH, INC., having a principal place of business at 1 DNA Way, South San Francisco, CA 94080 (“GENENTECH”).

RECITALS

A.	ACLARA is the owner of certain Aclara Technology and has developed certain proprietary Aclara Materials, both as defined below.

B.	GENENTECH is the owner of certain Genentech Materials, as also defined below.

C.	GENENTECH and ACLARA are interested in conducting a research study, as set forth in Exhibit A attached hereto (the “Study”), to demonstrate the use of the Aclara Technology with the Genentech Materials.

NOW, THEREFORE, ACLARA and GENENTECH hereby agree as follows:

1.	Definitions: As used in this Agreement, (a) “Aclara Technology” means technology that relates to the multiplexed assay system, known as the eTagTM Assay System, which has been developed by ACLARA; (b) “Aclara Materials” means any materials which are proprietary to ACLARA and are used by ACLARA or GENENTECH in performing the Study, including without limitation the Aclara Materials set forth in Exhibit A; (c) “Genentech Materials” means any materials which are proprietary to GENENTECH and are used by ACLARA or GENENTECH in performing the Study, including without limitation the Genentech Materials set forth in Exhibit A; (d) “Study” has the meaning set forth above; (e) “Term of Study” means a period commencing on the Effective Date and ending [ * ] (f) [ * ] incorporating Aclara Technology that is developed during the Study [ * ] in Exhibit A as Genentech Materials as well as any other [ * ] that may later be provided by GENENTECH as part of the Study; (g) “Aclara Results” shall have the meaning as set forth in section 9; (h) the “Parties” shall mean GENENTECH and ACLARA, together with those affiliates of each Party currently controlling, controlled by or under common control with GENENTECH or ACLARA, as the case may be (“control” means that more than fifty percent (50%) of the controlled entity’s shares of ownership interest representing the right to make decisions for such entity are owned or controlled, directly or indirectly, by the controlling entity); and (i) “Third Party” shall mean any person or entity other than ACLARA or GENENTECH or any of their respective affiliates.

2.	Transfer of Materials. Subject to the terms of this Agreement, ACLARA shall provide the Aclara Materials for use in the Study and GENENTECH shall provide Genentech Materials to ACLARA at no cost to ACLARA, each as reasonably required for the sole purpose of conducting the Study; provided, however, that each Party reserves the right to determine the quantities and types of such Aclara Materials or Genentech Materials, as the case may be, for use in the Study.

3.	Use of Materials. ACLARA shall use the Genentech Materials [ * ] only within its or GENENTECH’s facilities, solely to conduct the Study and for no other purpose. ACLARA further

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [ * ]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

agrees that the Genentech Materials [ * ] will not be made available, transferred or provided to any Third Party without GENENTECH’s prior written approval.

4.	Payments and Option for Negotiation. In consideration of ACLARA’s performance of services in preparing the Aclara Materials and performing the Study, GENENTECH shall make a non-refundable payment to ACLARA by wire transfer in the amount of [ * ] Dollars ($[ * ] U.S.) no later than thirty (30) days after the Effective Date. Additionally, upon completion of the Study, [ * ], 1) GENENTECH shall make non-refundable payment to ACLARA by wire transfer in the amount of [ * ] Dollars ($[ * ] U.S.) no later than thirty (30) days after the delivery of such Aclara Results to GENENTECH and 2) GENENTECH shall have an [ * ] by ACLARA (including without limitation, Aclara Technology) [ * ]. Such [ * ] following delivery of the Aclara Results to GENENTECH and, upon GENENTECH [ * ] until such terms are mutually agreed upon or until [ * ], whichever is sooner. In the event the parties are not able to reach mutually agreeable terms within such [ * ], ACLARA shall be free to [ * ]. The terms of such [ * ] shall be negotiated in good faith between the parties shall take into account the relative contributions of each Party and shall include terms that are normal and customary in the industry. Both parties understand and agree [ * ].

5.	Compliance with Laws. Each Party agrees to comply with all federal and state laws and regulations applicable to the use of Aclara Materials, Genentech Materials, and the Study.

6.	Disclaimers. Except as otherwise expressly provided in this Agreement, it is agreed that: (a) no right or interest in or to any patents, trade secrets, copyrights, mask works or other intellectual property rights of either Party is granted or implied hereunder, and each Party shall retain all right, title and interest in and to the Aclara Materials or Genentech Materials, as the case may be, and all uses thereof, including, but not limited to, all right, title and interest in patents, trade secrets, copyrights, mask works and other intellectual property rights relating to the Aclara Materials or Genentech Materials; and (b) no right or license to the Aclara Materials or Genentech Materials is granted, implied or agreed to be granted by transfer of the Genentech Materials to ACLARA and no right or license to either Party’s proprietary technology is granted, implied or agreed to be granted by agreement to undertake the Study.

7.	Return of Materials. Upon the earlier of either completion of the Study or expiration or termination of the Term of Study, each Party shall upon request of the other Party (a) in the case of GENENTECH return all Aclara Materials to ACLARA or destroy all such Aclara Materials and certify to ACLARA that it has done so; (b) in the case of ACLARA return all Genentech Materials to GENENTECH or destroy all such Genentech Materials and certify to GENENTECH that it has done so; and (c) in the case of both parties, return Confidential Information (as defined below) received from the other Party, still in its possession, to the disclosing Party or destroy all such Confidential Information and certify to disclosing Party that it has done so (except that one copy of such Confidential Information may be kept in the Legal Department of the receiving Party). Each Party agrees not to duplicate or make copies of any Confidential Information provided by the other Party pursuant to this Agreement, except as necessary for the Study. Each Party agrees not to reverse-engineer any materials or samples provided by the other Party under this Agreement. The parties agree that reverse-engineering of any materials is not in any manner contemplated as a purpose of this Agreement.

8.	Inventions. As used in this Agreement, “[ * ] Inventions” mean inventions made during the Term of Study as a result of the performance of the Study that consist of or relate specifically to any [ * ]; “Aclara Inventions” mean inventions made during the Term of Study as a result of the

[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

performance of the Study [ * ] that relate specifically to the Aclara Technology and use thereof in performing multiplexed assays; and “Genentech Inventions” mean inventions made during the Term of Study as a result of the performance of the Study that relate specifically to discoveries relating to therapies or drugs in the field of [ * ] oncology, including, any such discoveries which are based on analysis of Aclara Results or Genentech Results. Notwithstanding anything to the contrary herein, any patents, patent applications, inventions, technology or other intellectual property owned or developed by a Party prior to the Effective Date (“Preexisting Property”) shall remain with the Party owning such Preexisting Property. It is agreed that ACLARA shall own all right, title and interest in and to any Aclara Inventions and any [ * ] Inventions; GENENTECH shall own all right, title and interest in and to any Genentech Inventions; and the Parties shall jointly own all right, title and interest in and to any inventions other than Aclara Inventions or Genentech Inventions that are made during the Term of Study as a result of the performance of the Study. In the event an invention qualifies both as an Aclara Invention and as a Genentech Invention, the parties shall jointly own all right, title and interest in and thereto.

9.	Results of Study. Upon completion of the Study, ACLARA shall provide a written report of the results of the Study including [ * ]; and GENENTECH will subsequently provide to ACLARA [ * ] (the “Genentech Results”). The Aclara Results and the underlying data therefor [ * ]; provided however that, except as permitted in section 12 (Publications), ACLARA may not disclose to any Third Party [ * ] without prior written consent from GENENTECH, unless and until such information has already been made publicly known, although ACLARA may more generally disclose to third parties (i.e., in a press release or other similar public statement, provided that GENENTECH is provided with an opportunity to review and approve such press release or statement in advance, which approval shall not be unreasonably withheld) [ * ].

10.	Confidential Information Defined. The parties each acknowledge that they may receive confidential technical and business information of the other Party during the course of conducting the Study. As used herein, “Confidential Information” means any information, technical data or know-how, including, but not limited to, that relates to research, product plans, products, services, customers, markets, developments, inventions, processes, primer sequences, designs, drawings, engineering, marketing or finances of a Party, which Confidential Information is designated in writing to be confidential or proprietary, or, if given orally, is confirmed within thirty (30) days following disclosure in writing as having been disclosed as confidential or proprietary. Confidential Information does not include information that: (a) is approved in writing by the disclosing Party for release by the receiving Party without restrictions; (b) the receiving Party can demonstrate by written records was previously known to receiving Party at the time of disclosure; (c) is now public knowledge, or becomes public knowledge in the future, other than through acts or omissions of the receiving Party in violation of this Section 10; (d) is lawfully obtained by the receiving Party from sources independent of the disclosing Party who have a lawful right to disclose such Confidential Information; (e) is developed by the receiving Party independent of Confidential Information received from the other Party; or (f) is required to be disclosed by a government authority or by order of a court of competent jurisdiction, provided that the Party subject to such order provide the Party owning such Confidential Information with advance notice and, if possible, the opportunity to object to or narrow such disclosure.

11.	Non-Use and Non-Disclosure of Confidential Information. Except as expressly provided in this Agreement, each Party agrees to (a) use Confidential Information of the other Party [ * ], (b) not disclose Confidential Information of the other Party to Third Parties without the express written permission of the disclosing Party, and (c) take reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other Party in order to prevent it

[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

from falling into the public domain, [ * ] that the receiving Party utilizes to protect its own Confidential Information of a similar nature, provided such degree of care is, at a minimum, a reasonable degree of care. The obligations of the parties under the terms of this Section 10 shall remain in effect [ * ] years after the expiration or termination of this Agreement. [ * ]

12.	Publications. ACLARA shall have the right to use results and conclusions obtained from the Study in its sole publications or joint publications with GENENTECH; provided that:(a) [ * ] to avoid disclosure of [ * ], including, without limitation the Genentech Materials, which were used in the Study and ACLARA shall not publish any Genentech Confidential Information; and (b) ACLARA will notify GENENTECH in writing of its desire to publish results or conclusions from the Study, and GENENTECH will have thirty (30) days after such notice to review and approve any such publication, such approval not to be unreasonably withheld. GENENTECH shall have the right to use results and conclusions obtained from the Study in its sole publications or joint publications with ACLARA; provided that:(a) GENENTECH may not publish [ * ] Aclara Confidential Information without Aclara’s prior consent; and (b) GENENTECH will notify ACLARA in writing of its desire to publish results or conclusions from the Study, and ACLARA will have thirty (30) days after such notice to review and approve any such publication, such approval not to be unreasonably withheld.

13.	Use of Results. ACLARA shall have the right to 1) use all Aclara Inventions, Aclara Results and conclusions obtained from the Study for any purpose, including further development of its ACLARA Technology and in promoting business opportunities for its ACLARA Technology, and 2) [ * ] obtained from the Study in its further development of [ * ]; both provided, however, that ACLARA shall not use or disclose to any Third Party any Genentech Invention, Genentech Results, Genentech Confidential Information (including, without limitation, Genentech Confidential Information specific to Genentech Materials) or any proprietary protocol supplied to ACLARA by GENENTECH for use in the Study. GENENTECH shall have the right to use all Genentech Inventions, Genentech Results, [ * ], provided, however, that GENENTECH shall not use or disclose to any Third Party any Aclara Invention, [ * ], or Aclara Confidential Information (including, without limitation, Aclara Confidential Information specific to Aclara Materials), and further provided, however, that GENENTECH shall not use Aclara Results, Genentech Results, [ * ].

14.	Indemnification. GENENTECH shall indemnify and hold harmless ACLARA, its employees, directors, stockholders and consultants from and against all loss or expense by reason of any liability imposed by law upon ACLARA or such individuals relating to GENENTECH’s use of the Aclara Materials or the Study; provided that such loss or expense is not due to the negligence or wrongful acts or omissions by ACLARA or such individuals. ACLARA shall indemnify and hold harmless GENENTECH, its employees, directors, stockholders and consultants from and against all loss or expense by reason of any liability imposed by law upon GENENTECH or such individuals relating to ACLARA’s use of the Genentech Materials or the Study, provided that such loss or expense is not due to the negligence or wrongful acts or omissions by GENENTECH or such individuals. Each Party will promptly notify the other of any such claim to be indemnified by the other Party and permit the other Party to control the defense and settlement of any such claim, provided however that the Party assuming control of the defense and settlement may not admit guilt or wrongdoing on the part of the other Party or enter into a settlement that compromises the goodwill or other intangible assets of the other Party.

15.	No Warranties. NEITHER PARTY PROVIDES ANY WARRANTIES FOR THEIR RESPECTIVE TECHNOLOGY OR MATERIALS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, AND THE PARTIES EACH SPECIFICALLY DISCLAIMS ANY

[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IMPLIED WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHT HELD BY A THIRD PARTY.

16.	Term. Unless terminated according to the terms of this Agreement, the term of this Agreement shall commence on the Effective Date and continue in full force and effect until expiration of the Term of Study as set forth in Section 1 above, provided, however, that the term of this Agreement may be extended by mutual written agreement.

17.	Effect of Termination. Expiration or termination of this Agreement shall not relieve either Party of any obligation that has accrued prior to such termination. The Sections 7 through 16 shall survive expiration or termination of this Agreement for any reason.

18.	Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, without reference to its or any other jurisdiction’s conflict of laws principles.

19.	Notices. Any notice, communication or consent required or permitted by this Agreement will be in writing and will be sent by courier or prepaid mail, return receipt requested or facsimile, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other Party at the following address or at such other address for which such Party gives notice as provided under this Agreement.

If to ACLARA, addressed to:

ACLARA BioSciences, Inc.

1288 Pear Avenue

Mountain View, CA 94043

Attention: President and CEO

Telephone: (650) 210-1200

Facsimile: (650) 210-9271

If to GENENTECH, addressed to:

Genentech, Inc.

One DNA Way,

South San Francisco, CA 94080

Attention: Corporate Secretary

Telephone: (650) 225-1000

Facsimile: (650) 952-9881

22.    Entire Agreement.  This Agreement constitutes the entire and exclusive Agreement between the parties hereto with respect to the subject matter hereof and supersedes and cancels all previous agreements, commitments and writings in respect thereof. No modification of this Agreement, nor any waiver of any rights, shall be effective unless assented to in writing by both parties; and any waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

IN WITNESS WHEREOF, the undersigned represent that they are duly authorized to execute this Agreement.

ACLARA BIOSCIENCES, INC.	GENENTECH, INC.

/s/ Philip Petersen	/s/ Richard Scheller
By	By

Philip Petersen	Richard Scheller
Name	Name

Vice President, Corporate Development	Senior Vice President
Title	Title

July 18, 2002	July 17, 2002
Date	Date

EXHIBIT A

Research Study

Multiplexed [ * ]

Using eTagTM Assay System

Goal of Study

[ * ]

GENENTECH, after consulting with ACLARA, will select transfer to ACLARA [ * ].

[ * ]

“Genentech Materials” mean [ * ] and (b) [ * ]:

[ * ]

“Aclara Materials” mean the following eTagTM reagents [ * ]:

[ * ]

Experimental Work Plan:

[ * ]

[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.